Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294416

PROSPECTUS SUPPLEMENT

(to Prospectus Dated March 24, 2026)

Up to 5,275,000 Shares of Common Stock

Eva Live Inc.

This prospectus supplement relates to the offer by us to Hudson Global Ventures, LLC, together with its permitted assigns (the “Investor”) of up to an aggregate of 5,275,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Eva Live Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”). The 5,275,000 shares of Common Stock registered under the registration statement of which this prospectus supplement forms a part consists of (i) up to 5,000,000 shares of Common Stock (the “Put Shares”) issued or issuable by us to the Investor as a result of the Company directing the Investor to purchase such shares from time to time pursuant to an Equity Purchase Agreement dated September 17, 2026 (the “Purchase Agreement”) and (ii) 275,000 shares issuable by us pursuant to a warrant issued to the Investor in connection with the Purchase Agreement (the “Warrant” and such shares underlying the Warrant, the “Warrant Shares”). The Warrant is exercisable for five years at any time after September 17, 2026, at an exercise price of $0.01 per share.

This offering relates to Put Shares issuable by us pursuant to the Purchase Agreement and the Warrant Shares issuable by us upon exercise of the Warrant. This prospectus supplement also covers the resale of the Put Shares and the Warrant Shares from time to time by the Investor to the public.

The Investor is an “underwriter” within the meaning of the Securities Act of 1933 with respect to the Put Shares or the Warrant Shares and any profits on the sales of the Put Shares or the Warrant Shares by the Investor and any discounts, commissions or concessions received by the Investor are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the Investor, see the section entitled “Plan of Distribution” on page S-22 of this Prospectus Supplement.

Our Common Stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “GOAI.” On October 16, 2026, the last reported sale price of our Common Stock was $1.55 per share.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. David Boulette, our Chief Executive Officer and President, is the beneficial owner of approximately 75.6% of the Company’s Common Stock (including 30,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by him) and holds approximately 57.5% of the voting power of the Company’s outstanding Common Stock, in each case as of October 13, 2026, and therefore controls a majority of the voting power of the Company’s outstanding Common Stock; accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. See “Risk Factors — Risks Related to Ownership of Our Common Stock and This Offering — The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein and future filings.

INVESTING IN OUR SECURITIES INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-11  OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 19, 2026

Table of Contents

Prospectus Supplement

Prospectus

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to this offering of shares of our Common Stock. Before purchasing any shares of our Common Stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

On March 18, 2026, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-294416), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on March 24, 2026. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of Common Stock.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Common Stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data, industry statistics, and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us,” and “our company” refer to Eva Live Inc., a Nevada corporation.

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus supplement relating to our business strategy, our future operating results, and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you, therefore, against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus supplement entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform to these statements.

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SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the Pink Sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and its President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

On September 28, 2021 (the “Acquisition Date”), the Company merged into EvaMedia Corp. (“EvaMedia”). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s Common Stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of Common Stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the Company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only board member of the Company.

We deemed EvaMedia as an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization.

On September 9, 2021, the Company completed a reverse split in the amount of 1-for-150, changed the Company’s name to Eva Live Inc., changed the Company’s trading symbol from “MLWN” to “GOAI,” and executed an Acquisition Agreement resulting in a change of control of the Company. On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI”.

S-3

We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

Recent Developments

The following summarizes certain developments that have occurred since the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Equity Line of Credit Transaction

On September 17, 2026, the Company entered into the Purchase Agreement with the Investor. Pursuant to the Purchase Agreement, upon the terms and subject to the conditions set forth therein, the Company has the right, but not the obligation, to direct the Investor to purchase, from time to time during the 36-month period following the date of the Purchase Agreement, subject to earlier termination as provided therein (the “Commitment Period”), Put Shares having an aggregate purchase price of up to $10,000,000 at a purchase price of $2.00 per share, subject to adjustment for any stock dividend, stock split, stock combination, rights offering, reclassification or similar transaction that proportionately decreases or increases the number of outstanding shares of Common Stock.

Each written notice we deliver to the Investor directing it to purchase Put Shares (a “Put Notice”) must be for a minimum of $15,000 and may not exceed the lesser of (i) 200% of the Average Daily Trading Value, which is the average daily trading volume of our Common Stock on its principal trading market during the two trading days immediately preceding the date the Put Notice is delivered, multiplied by the lowest closing price of our Common Stock during that period, and (ii) the Applicable Trading Amount, which is a fixed dollar amount ranging from $15,000 to $500,000 that increases as the trading price of our Common Stock increases, as set forth in the Purchase Agreement. We may not issue shares of Common Stock under the Purchase Agreement and the Warrant in excess of 7,994,828 shares (the “Exchange Cap”), representing 19.99% of our Common Stock outstanding on the date of the Purchase Agreement, unless stockholder approval is obtained in accordance with Nasdaq Listing Rule 5635(d). The Investor’s obligation to purchase Put Shares is subject to certain conditions, including a limitation on its beneficial ownership to 4.99% of our outstanding Common Stock and the continued effectiveness of a registration statement covering the issuance and sale of the Put Shares to the Investor.

In connection with the Purchase Agreement, the Company issued to the Investor the Warrant to purchase 275,000 shares of Common Stock, subject to adjustment as provided in the Warrant. The Warrant has an exercise price of $0.01 per share, is exercisable beginning on September 17, 2026, and terminates at 5:00 p.m. Eastern time on September 17, 2031. The Warrant may be exercised on a cashless basis if the Market Price of one share of Common Stock is greater than the exercise price.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement, pursuant to which the Company agreed to file, within thirty (30) calendar days from the date of the Registration Rights Agreement, an initial registration statement registering the maximum number of registrable securities permitted to be included thereon under applicable SEC rules, regulations and interpretations, beginning with the Warrant Shares.

Executive Employment Agreement

On August 17, 2026, we entered into a new Executive Employment Agreement with Mr. Boulette, which replaced his prior employment agreement dated May 31, 2025. The agreement has an initial five-year term with automatic one-year renewals, provides for an annual base salary of $800,000, subject to automatic 10% increases on each anniversary, and eligibility for annual bonuses, and provides for a $5,000,000 lump-sum severance payment, among other benefits, upon a termination without cause or for good reason. Under the agreement, Mr. Boulette is eligible to receive up to 1,000,000 shares of Series A Preferred Stock, consisting of 200,000 shares for each of years one through five, upon achievement of specified performance milestones. The year two milestone requires (i) completion of an acquisition involving at least $5 million in transaction consideration or the commercial launch of a product or platform projected to generate at least $5 million in incremental annualized revenue and (ii) an increase in our annual sales of at least $15 million, and the milestone for each of years three through five is at least 30% year-over-year sales growth.

S-4

Charter Amendments, 2026 Equity Incentive Plan, and CEO Performance Award

On August 17, 2026, by written consent of the holder of a majority of the Company’s outstanding shares, the following corporate actions were approved: (i) the amendment and restatement of the Company’s Articles of Incorporation to modernize governance provisions and eliminate the classified board structure; (ii) the adoption of the Eva Live Inc. 2026 Equity Incentive Plan, under which 2,000,000 shares of Common Stock are reserved for issuance as equity awards; and (iii) the approval of a performance-based stock compensation arrangement for the Company’s Chief Executive Officer, consisting of up to 1,000,000 shares of Series A Preferred Stock (convertible into 150 shares of Common Stock per share of Series A Preferred Stock), which will vest upon the achievement of specified performance milestones.

On August 31, 2026, the Company filed a definitive information statement on Schedule 14C to inform the holders of the Company’s Common Stock that the Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of Common Stock and voting power has approved the above corporate actions.

On September 23, 2026, the Company filed the Amended and Restated Articles of Incorporation and the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

The Amended and Restated Articles of Incorporation and the amended and restated bylaws, among other things, (i) provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 66⅔% of the outstanding shares entitled to vote in the election of directors, (ii) elect to be governed by Nevada’s control share acquisition and business combination statutes, (iii) grant our Board of Directors the exclusive power to adopt, amend or repeal our bylaws, (iv) provide that special meetings of stockholders may be called only by our Board of Directors, the Chairman of the Board or our Chief Executive Officer, (v) establish advance notice requirements for stockholder nominations of directors, and (vi) designate the state or federal courts located in Washoe County, Nevada as the exclusive forum for certain stockholder litigation. This forum selection provision does not apply to claims arising under the Securities Act or the Exchange Act. See “Risk Factors — Risks Related to Ownership of Our Common Stock and This Offering — Provisions of our amended and restated articles of incorporation and bylaws and Nevada law could discourage, delay or prevent a change in control of the Company and limit the ability of our stockholders to influence corporate matters.”

On September 25, 2026, the Company issued 200,000 shares of Series A Preferred Stock to Mr. Boulette in satisfaction of the year one performance milestone relating to the successful uplisting of the Company’s Common Stock to The Nasdaq Stock Market LLC.

Relocation of Corporate Headquarters

In September 2026, the Company relocated its corporate headquarters to 8488 Rozita Lee Ave, Building 3, Las Vegas, Nevada 89113.

Eva Defense and Unmanned Systems Initiatives

On June 16, 2026, we formed Eva Defense, Inc. (“Eva Defense”), a Nevada corporation, to pursue opportunities in defense and dual-use technologies, including unmanned aircraft systems and resilient communications, as an extension of our artificial intelligence platform. As of the date of this prospectus supplement, Eva Defense has not issued any shares of its capital stock. We intend to cause Eva Defense to issue all of its outstanding shares of common stock to the Company, following which Eva Defense will be our wholly owned subsidiary.

On August 5, 2026, Eva Defense entered into a development agreement with Boumarang Inc. to develop a resilient communications unmanned aircraft system.

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Under the agreement, Eva Defense will fund a twelve-month development program, committing $1.2 million payable at $100,000 per month from August 2026 through July 2027, of which $100,000 had been paid as of September 30, 2026. The development program is organized around staged technical gates — feasibility, proof of concept, field test, and beta gate — with Eva Defense approval required to proceed at each stage. The targeted outcome of the program is 10 to 20 field-tested, beta-ready prototypes, a low-rate initial production plan, and an NDAA-compliant supplier base. Deliverables under the agreement are assigned to Eva Defense upon payment in full, and Boumarang retains its background technology, which is licensed to Eva Defense on a non-exclusive basis to the extent incorporated in the deliverables.

Imran Firoz, our Interim Chief Financial Officer, is a co-founder, director and stockholder of Boumarang Inc. Mr. Firoz acquired his equity interest in Boumarang before Eva Defense entered into the development agreement. As a result, Boumarang is a related party of the Company, and the development agreement is a related-party transaction in which Mr. Firoz has an indirect material interest by virtue of his equity ownership in, and position as a director of, Boumarang. On September 30, 2026, our Audit Committee reviewed and approved and ratified the development agreement.

On August 3, 2026, we issued a press release announcing the formation of the Eva Defense advisory board, including General Robert Brooks Brown, U.S. Army (Ret.), a retired four-star general and former Commanding General of U.S. Army Pacific, and technology and cybersecurity executive Ross Mandel, to advise on product development, requirements and testing priorities.

On September 17, 2026, we issued a press release announcing that Eva Defense had unveiled a prototype low-noise autonomous drone designed for intelligence, surveillance and reconnaissance and other defense and security applications. The prototype remains in development and testing, and Eva Defense intends for future versions to integrate with our SwarmOS command-and-control software, which is also under development. Eva Defense has not generated revenue from the prototype or any other product, and there can be no assurance that the prototype will be developed into a commercially viable product.

For a discussion of the risks relating to Eva Defense, including the development agreement with Boumarang, see “Risk Factors — Risks Related to Our Business — Our Eva Defense unmanned systems initiatives are at an early stage, require significant capital commitments, and are subject to regulatory, procurement and related-party risks.”

Termination of Airbeam Letter of Intent

On July 20, 2026, we issued a press release announcing that we had signed a non-binding letter of intent to acquire a controlling 51% interest in Airbeam Wireless Technologies Inc., with an option to acquire the remaining 49%, in a proposed transaction that values Airbeam at approximately $16 million. In September 2026, we terminated the letter of intent, and we are no longer pursuing the proposed acquisition of Airbeam.

Proposed Acquisition of Psquared Inc.

On June 10, 2026, we issued a press release announcing that we had entered into a non-binding letter of intent to acquire Psquared Inc. (“Psquared”) We are currently conducting due diligence with respect to Psquared. We currently hold a 10% equity interest in Psquared, which we received in settlement of $3.0 million of accounts receivable owed to us by Psquared. The proposed acquisition remains subject to the completion of due diligence, the negotiation and execution of definitive agreements and other customary closing conditions, and there can be no assurance that we will enter into a definitive agreement or that the proposed acquisition will be completed on the terms contemplated by the letter of intent, or at all.

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Convertible Note Financings and Conversions

Streeterville Notes

Between July 1, 2026 and October 7, 2026, Streeterville Capital, LLC (“Streeterville”), the holder of our secured convertible promissory note issued on February 23, 2026, in the original principal amount of $7,560,000 (the “February Streeterville Note”), converted an aggregate of $1,725,000 of the outstanding balance of the February Streeterville Note into an aggregate of 946,457 shares of our Common Stock at conversion prices ranging from $1.3599 to $2.1287 per share. As reported by the holder, the outstanding balance of the February Streeterville Note was $5,077,668 as of October 7, 2026. Because the conversion price is variable and based on the market price of our Common Stock, additional conversions may occur prior to the date of this prospectus supplement, and the number of shares issuable upon any such conversions is presently indeterminate.

On July 20, 2026, we entered into a securities purchase agreement with Streeterville pursuant to which, on July 22, 2026, we issued to Streeterville a secured convertible promissory note in the original principal amount of $2,160,000, which includes an original issue discount of $160,000, for a purchase price of $2,000,000 (the “July Streeterville Note” and, together with the February Streeterville Note, the “Streeterville Notes”). The July Streeterville Note bears interest at 8% per annum, matures 24 months after funding, is secured by substantially all of our assets and is convertible at the holder’s option at a conversion price equal to 87% of the lowest daily VWAP of our Common Stock during the ten trading days preceding the applicable conversion, subject to a floor price. Streeterville has the right, for 24 months following the closing, to purchase an additional note in the principal amount of $1,250,000 on the same terms. As of October 13, 2026, no conversions occurred under the July Streeterville Note.

1800 Diagonal Notes

Between July 21, 2026 and August 3, 2026, 1800 Diagonal Lending LLC (“1800 Diagonal”) converted an aggregate of $291,254 of the balances of our promissory notes dated January 14, 2026, and January 28, 2026, into an aggregate of 215,226 shares of our Common Stock at conversion prices ranging from $1.248 to $1.425 per share. Each such note has been satisfied in full.

On July 24, 2026, we issued to 1800 Diagonal an unsecured promissory note in the principal amount of $383,500 for a purchase price of $325,000, reflecting an original issue discount of $58,500 (the “July 1800 Diagonal Note”). The July Diagonal Note carries a one-time interest charge of 12% ($46,020) and is payable in five installments totaling $429,520, commencing January 30, 2027, with the final installment due on the May 30, 2027 maturity date.

On August 24, 2026, we issued to 1800 Diagonal an unsecured promissory note in the principal amount of $303,260 for a purchase price of $257,000, reflecting an original issue discount of $46,260 (the “August 1800 Diagonal Note” and, together with the July 1800 Diagonal Note, the “1800 Diagonal Notes”). The note carries a one-time interest charge of 12% ($36,391) and is payable in ten monthly installments of $33,965, commencing September 30, 2026, with the final installment due on the June 30, 2027 maturity date.

Each of the 1800 Diagonal Notes may be prepaid in full at a discount during the first 180 days following issuance and is convertible, at the holder’s option, only following an event of default, at a conversion price equal to 75% of the lowest trading price of our Common Stock during the ten trading days prior to conversion, subject to a 4.99% beneficial ownership limitation. Upon an event of default, amounts not paid when due bear default interest at 22% per annum, and the holder may declare due an amount equal to 150% of the outstanding balance.

As of September 30, 2026, the aggregate outstanding balance of our three promissory notes held by 1800 Diagonal, including our previously disclosed promissory note dated May 6, 2026, was $1,297,811.

Dune Note

On October 2, 2026, we entered into a securities purchase agreement with Dune Equity Holdings LLC (“Dune”) (the “Dune SPA”), pursuant to which we issued to Dune a secured promissory note in a principal amount of up to $1,875,000, for a purchase price of up to $1,575,000 (the “Dune Note”). Dune funded the first tranche, consisting of $937,500 in principal amount for a purchase price of $787,500, less $40,000 withheld for Dune’s legal fees. Dune may, at its option, fund (i) a second tranche of $312,500 in principal for a purchase price of $262,500 (with $12,500 withheld for Dune’s legal fees) and (ii) a third tranche of $625,000 in principal for a purchase price of $525,000 (with $25,000 withheld for Dune’s legal fees). The Dune Note carries a one-time interest charge of 12% ($112,500 with respect to the first tranche), matures 12 months after the funding of each tranche and requires cash amortization payments with respect to each tranche, generally equal to 10% of the original outstanding balance of such tranche (including the related interest charge), beginning 15 days after funding and every 30 days thereafter, with the remaining balance due at maturity. The Dune Note is convertible at the holder’s option at a fixed conversion price of $2.50 per share, which, following an event of default or a failure to make an amortization payment, will equal the lesser of $2.50 or 65% of the average of the three lowest traded prices of our Common Stock during the ten trading days preceding conversion, and is subject to price-based anti-dilution adjustment, a 4.99% beneficial ownership limitation and, absent stockholder approval, an exchange cap of 7,994,828 shares of Common Stock.

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In connection with the first tranche, we issued to Dune 75,000 commitment shares (the “Closing Commitment Shares”). If the closing price of our Common Stock on the date the Closing Commitment Shares are delivered to Dune’s brokerage account without a restrictive legend (the “Legend Removal Price”) is less than $2.86, we are required to issue to Dune, within three business days after such date, a number of additional commitment shares (the “Make-Whole Commitment Shares”) equal to $150,000 divided by the Legend Removal Price, less the number of Closing Commitment Shares, with any Make-Whole Commitment Shares that would cause Dune to exceed the 4.99% beneficial ownership limitation held in abeyance until such issuance would not exceed such limitation. Because the 75,000 Closing Commitment Shares equal or exceed $150,000 divided by any Legend Removal Price of $2.00 or more, no Make-Whole Commitment Shares will be issuable unless the Legend Removal Price is less than $2.00. If at any time our Common Stock is deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act, any Closing Commitment Shares and Make-Whole Commitment Shares then held by Dune will automatically be cancelled, and we will be required to pay Dune an amount in cash equal to the number of such cancelled shares multiplied by $2.86. The $2.86 price thresholds and share numbers described above are subject to adjustment for stock dividends, stock splits, stock combinations, rights offerings, reclassifications and similar transactions.

In connection with the Dune SPA and the Dune Note, the Company, its subsidiaries, as guarantors, and Dune entered into a security agreement dated October 2, 2026 (the “Security Agreement”). Pursuant to the Security Agreement, the Company and its subsidiaries agreed to grant a security interest in the Collateral, as defined in the Security Agreement. Such Collateral includes, among other assets, all goods, equipment, inventory, accounts, contract rights, general intangibles including intellectual property, deposit accounts, investment property (including the equity interests in the Company’s subsidiaries) and all proceeds thereof. The security interests created under the Security Agreement are junior in priority to the security interests established for the Senior Secured Debt, as defined in the Security Agreement.

Sales Under At-the-Market Offering

From July 1, 2026 through October 13, 2026, we sold an aggregate of 26,564 shares of our Common Stock  under our Equity Distribution Agreement with Maxim Group LLC, dated April 14, 2026, at prices ranging from $2.29 to $3.01 per share, for aggregate gross proceeds of approximately $69,260. As of October 13, 2026, shares of our Common Stock having an aggregate offering price of up to approximately $99,460,466 remained available for sale under the Equity Distribution Agreement.

Other Business Developments

On August 25, 2026, we issued a press release announcing that we intend to expand our FastQuote platform, which currently operates primarily in the debt consolidation and home security categories, into additional markets.

On August 26, 2026, we issued a press release announcing that we had entered into a white-label arrangement with a domain development and monetization company to deploy our EvaBrain conversational artificial intelligence platform across its digital properties.

Corporate Information

Our principal office is 8488 Rozita Lee Ave Building 3, Las Vegas, NV 89113. Our telephone number is (310) 229-5981, and our corporate website is www.eva.live. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

S-8

THE OFFERING

Shares of Common Stock Offered	Up to 5,275,000 shares of Common Stock, consisting of (i) up to 5,000,000 Put Shares issuable to the Investor under the Purchase Agreement and (ii) 275,000 Warrant Shares issuable upon exercise of the Warrant.

Shares of Common Stock Outstanding Prior to this Offering	40,515,433 shares of Common Stock as of October 13, 2026.

Shares of Common Stock Outstanding Following this Offering	Up to 45,790,433 shares of Common Stock, assuming the sale of all Put Shares and exercise of the Warrant in full.

Use of Proceeds	We may receive up to $10,002,750 in aggregate gross proceeds from this offering, consisting of: (i) $2,750 upon exercise of the Warrant in full at exercise price of $0.01 per share, and (ii) up to $10,000,000 upon sales of Put Shares by us to the Investor at $2.00 per share. We intend to use the net proceeds that we receive for general corporate purposes. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Ticker Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GOAI.”

Risk Factors	An investment in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

S-9

The number of shares of our Common Stock to be outstanding after this offering is based on 40,515,433 shares of our Common Stock outstanding as of October 13, 2026, and excludes:

●	30,000,000 shares of Common Stock issuable upon conversion of 200,000 outstanding shares of Series A Preferred Stock;

●	up to 120,000,000 shares of Common Stock issuable upon conversion of up to 800,000 additional shares of Series A Preferred Stock issuable to our Chief Executive Officer upon achievement of specified performance milestones;

●	2,000,000 shares of Common Stock reserved for future issuance under the Eva Live Inc. 2026 Equity Incentive Plan;

●	shares of Common Stock issuable upon conversion of the Streeterville Notes, having an aggregate outstanding balance of approximately $7.3 million, including accrued interest, as of October 7, 2026, at a conversion price equal to 87% of the lowest daily VWAP of our Common Stock during the ten trading days preceding conversion, subject to a floor price;

●	420,000 shares of Common Stock issuable upon conversion of the $1,050,000 of principal and interest outstanding under the Dune Note at the current fixed conversion price of $2.50 per share, subject to adjustment; and

●	shares of Common Stock issuable upon conversion of five (5) promissory notes held by 1800 Diagonal and Boot Capital LLC with an aggregate outstanding balance of $1,393,809 as of September 30, 2026, each convertible only following an event of default, at a conversion price equal to 65% to 75% of the lowest trading price of the Common Stock during the ten trading days prior to the conversion date (subject to certain adjustments).

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

S-10

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment in our Common Stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition, and results of operations, and the trading price of our Common Stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our Eva Defense unmanned systems initiatives are at an early stage, require significant capital commitments, and are subject to regulatory, procurement and related-party risks.

In June 2026, we formed Eva Defense, Inc. to pursue opportunities in defense and dual-use technologies, including unmanned aircraft systems. Eva Defense has not generated any revenue, and we have limited experience in the development, manufacture or sale of unmanned aircraft systems or other defense products. Under its development agreement with Boumarang Inc., Eva Defense has committed to fund $1.2 million over a twelve-month period, payable at $100,000 per month, and there can be no assurance that the development program will pass its staged technical gates, produce field-tested prototypes or lead to commercially viable products. Funding these commitments will require capital that we might otherwise use in our core advertising technology business, and we may need to raise additional capital to continue these initiatives, which may not be available on acceptable terms, or at all. For additional information regarding Eva Defense and the development agreement, see “Summary — Recent Developments — Eva Defense and Unmanned Systems Initiatives.”

Our ability to generate revenue from these initiatives will depend in significant part on sales to U.S. government agencies, defense prime contractors and allied governments, which involve lengthy and uncertain procurement cycles, budget and appropriations risk, and extensive regulation, including National Defense Authorization Act restrictions on component sourcing, U.S. export control laws such as the International Traffic in Arms Regulations and the Export Administration Regulations, and cybersecurity and supply chain requirements. Failure to comply with these requirements could result in penalties, loss of eligibility for government contracts or reputational harm.

In addition, our Interim Chief Financial Officer is a co-founder, director and stockholder of Boumarang Inc., and Boumarang is therefore a related party of the Company. Although our Audit Committee reviewed and approved and ratified the development agreement on September 30, 2026, the fact that we entered into a related-party transaction without prior review may indicate a deficiency in our controls for identifying, reviewing and approving related-party transactions. If we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may be unable to accurately and timely report our financial results or identify transactions requiring review, which could cause investors to lose confidence in our reporting and adversely affect the trading price of our common stock. Conflicts of interest may arise in the negotiation, performance or enforcement of the development agreement, and any failure to review and oversee related-party transactions could result in deficiency notices or other action by Nasdaq and could have a material adverse effect on our business and financial condition.

Risks Related to Ownership of Our Common Stock and This Offering

A significant percentage of the Company’s Common Stock is held by a small number of shareholders.

Our Chief Executive Officer and President beneficially owns approximately 75.6% of our Common Stock and holds approximately 57.5% of the voting power of our outstanding Common Stock, and our officers and directors collectively beneficially own approximately 76.9% of our Common Stock, in each case as of October 13, 2026 and including 30,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by our Chief Executive Officer. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, such as business combinations. In addition, the conversion of existing convertible notes, the occurrence of sales of a large number of shares of our Common Stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our Common Stock reduce the public float and liquidity of our Common Stock, which can, in turn, affect the market price of our Common Stock.

S-11

The sale or issuance of our Common Stock to the Investor may cause dilution and the sale of the shares of Common Stock acquired by the Investor, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

On September 17, 2026, we entered into the Purchase Agreement, pursuant to which the Investor has committed to purchase up to $10,000,000 of our Common Stock at a fixed price of $2.00. Upon the execution of the Purchase Agreement, we issued the Warrant to purchase 275,000 shares of Common Stock at an exercise price of $0.01 per share as a fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Investor at our sole discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to decrease.

We generally have the right to control the timing and amount of any future sales of our shares to the Investor. Additional sales of our Common Stock, if any, to the Investor will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Investor, after the Investor has acquired the shares, the Investor may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Investor by us could result in substantial dilution to the interests of other holders of our Common Stock.

Additionally, the sale of a substantial number of shares of our Common Stock to the Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Our outstanding secured notes may limit our ability to use, or require us to divert, the proceeds of sales under the Purchase Agreement, and our financing arrangements may result in defaults under those notes.

The Streeterville Notes and the Dune Note are secured by liens on our assets and restrict our ability to incur additional indebtedness and to issue securities with conversion or exercise prices that vary with, or may be reset based on, the market price of our Common Stock. Dune may require us to apply up to 50% of the cash proceeds we receive from any source, including sales of Put Shares, to repay the Dune Note, and, following an event of default under the Streeterville Notes, Streeterville may seek to enjoin our issuance of Common Stock unless 50% of the gross proceeds are applied to the Streeterville Notes.

We have not obtained Streeterville’s consent to the Dune Note and the related security interest or to the Purchase Agreement. If Streeterville were to assert that any of these transactions breaches its notes, it could declare an event of default, increase or accelerate the amounts outstanding, enforce its security interest in our assets or seek injunctive relief. Any of these actions could limit our ability to access capital under the Purchase Agreement, reduce the net proceeds available to us and materially adversely affect our business, financial condition and the market price of our Common Stock.

Additional financing or future equity issuances may result in future dilution to our Stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, and for other reasons. Any additional financing required may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest, and the newly issued securities may have rights senior to those of the holders of our Common Stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to execute our business plan successfully.

S-12

Purchasers of shares of our Common Stock in the market, including shares to be sold by the Investor, will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to the volume limitations and other conditions set forth in the Purchase Agreement, to vary the timing and number of Put Shares sold to the Investor. The purchase price for the Put Shares is fixed at $2.00 per share, subject to customary adjustments for stock dividends, stock splits, stock combinations and similar transactions. If and when we elect to sell Put Shares to the Investor, after the Investor has acquired such shares, it may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, purchasers of shares of our Common Stock in the market, including shares to be sold by the Investor, at different times will likely pay different prices for those shares, may experience different levels of dilution, in some cases substantial dilution, and may have different investment results. In addition, such purchasers who acquire shares at prices above the fixed purchase price may experience a decline in the value of their shares as a result of our continued sales of Put Shares to the Investor at the fixed purchase price, which may be lower than the prices such purchasers paid, and the Investor’s subsequent resale of such shares into the market.

Our management will have broad discretion over the use of the net proceeds from our sale of Put Shares, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of Put Shares, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Because we do not currently intend to pay cash dividends on our Common Stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of Common Stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including, among others, our results of operations, financial condition, and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

You will experience immediate and substantial dilution.

The offering price per Put Share in this offering is $2.00. Assuming the sale of all 5,000,000 Put Shares under the Purchase Agreement, and after deducting estimated aggregate offering expenses of $36,626  payable by us, you will experience immediate dilution of $1.40 per share, representing the difference between our as adjusted net tangible book value per share of $0.60 as of June 30, 2026 after giving effect to this offering and the offering price of $2.00 per Put Share. In addition, we are not restricted from issuing additional securities in the future, including shares of Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, including the Warrant issued to the Investor, stock options, and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-18  below for a more detailed illustration of the dilution you may incur if you participate in this offering.

S-13

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. David Boulette, our Chief Executive Officer and President, is the beneficial owner of approximately 75.6% of the Company’s Common Stock (including 30,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by him) and holds approximately 57.5% of the voting power of the Company’s outstanding Common Stock, in each case as of October 13, 2026, and therefore controls a majority of the voting power of the Company’s outstanding Common Stock; accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating, corporate governance, and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Provisions of our amended and restated articles of incorporation and bylaws and Nevada law could discourage, delay or prevent a change in control of the Company and limit the ability of our stockholders to influence corporate matters.

On September 23, 2026, we filed amended and restated articles of incorporation and adopted amended and restated bylaws that, among other things, (i) provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 66⅔% of the outstanding shares entitled to vote in the election of directors; (ii) elect to be governed by Nevada’s control share acquisition statute and business combination statute; (iii) grant our Board of Directors the exclusive power to adopt, amend or repeal our bylaws; (iv) provide that special meetings of stockholders may be called only by our Board of Directors, the Chairman of the Board or our Chief Executive Officer; (v) establish advance notice requirements for stockholder nominations of directors; and (vi) designate the state or federal courts located in Washoe County, Nevada as the exclusive forum for certain stockholder litigation. This forum selection provision does not apply to claims arising under the Securities Act or the Exchange Act. These provisions, together with the voting control held by our Chief Executive Officer, could discourage, delay or prevent a change in control of the Company, limit the price that investors may be willing to pay in the future for our Common Stock, limit the ability of stockholders to replace members of our Board of Directors or management, and limit stockholders’ ability to bring claims in a judicial forum they find favorable.

S-14

USE OF PROCEEDS

We may receive up to $10,002,750 in aggregate gross proceeds from this offering, consisting of: (i) $2,750 upon exercise of the Warrant in full at exercise price of $0.01 per share, and (ii) up to $10,000,000 upon sales of Put Shares by us to the Investor at $2.00 per share.

We intend to use the net proceeds from this offering for general corporate purposes, which may include covering capital, operating, and/or research and development expenses, debt prepayment or repayment, and the purchase price associated with future acquisitions. Our management will have broad discretion over the use of proceeds from the sale of our shares of Common Stock pursuant to this offering.

Under the terms of the Dune Note, the holder may require us to apply up to 50% of the cash proceeds we receive from any source, including proceeds from sales of Put Shares, to the repayment of amounts outstanding under the Dune Note. In addition, following an event of default under the Streeterville Notes, Streeterville may seek injunctive relief prohibiting us from issuing Common Stock unless 50% of the gross proceeds of such issuance are applied to payments under the Streeterville Notes. Accordingly, a portion of the proceeds of this offering may be used to repay such indebtedness.

S-15

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock, and we do not anticipate declaring or paying any cash dividends to holders of our Common Stock in the foreseeable future. In addition, the terms of our outstanding indebtedness, including the Streeterville Notes and the Dune Note, may restrict our ability to pay dividends. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service, and capital requirements, and other factors that our board of directors may deem relevant.

S-16

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale of all Put Shares under the Purchase Agreement and the exercise of the Warrant in full, after deducting estimated offering expenses payable by us.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$2,238,216	$12,140,966

Capitalization
Current liabilities:
Accounts payable	$—	$—
Accrued expenses	—	—
Accrued expenses, related party	—	—
Notes payable	1,325,351	1,325,351
Accrued interest	283,932	283,932
Deferred revenue	—	—
Total current liabilities	$1,609,283	$1,609,283
Convertible note payable, net of discount	$1,099,862	$1,099,862
Derivative liability	4,562,001	4,562,001
Total liabilities	$7,271,146	$7,271,146

Stockholders’ Equity
Common Stock, $0.0001 par value; 300,000,000 shares authorized, 39,252,186 shares issued and outstanding (before the offering) as of June 30, 2026 and 44,527,186 shares issued and outstanding (after the offering)	3,925	4,453
Deferred stock-based compensation	(1,875,000)	(1,875,000)
Additional paid-in capital	$49,631,248	$59,533,470
Accumulated deficit	$(30,656,195)	$(30,656,195)
Total Stockholders’ Equity	$17,103,978	$27,006,728

Total capitalization	$24,375,124	$34,277,874

The above table and discussion excludes 1,263,247 shares of Common Stock issued after June 30, 2026 through October 13, 2026, consisting of:

●	946,457 shares of Common Stock issued upon conversion of $1,725,000 of the balance of the February Streeterville Note;

●	215,226 shares of Common Stock issued upon conversion of $291,254 of the balances of promissory notes held by 1800 Diagonal;

●	26,564 shares of Common Stock issued under our at-the-market offering; and

●	75,000 commitment shares of Common Stock issued to Dune.

The above table and discussion also exclude the shares of Common Stock issuable as described under “The Offering” above.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

S-17

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the assumed offering price per share and the pro forma as adjusted net tangible book value per share of Common Stock immediately after this offering.

The purchase price per Put Share in this offering is $2.00 pursuant to the Purchase Agreement.

As of June 30, 2026, our net tangible book value was approximately $16,655,784, or $0.42 per share of Common Stock. Our net tangible book value per share represents the amount of our total tangible assets (which excludes capitalized website development costs and other intangibles, unamortized original issue discount and deferred financing costs) reduced by the amount of our total liabilities and divided by the total number of shares of our Common Stock outstanding as of June 30, 2026.

After giving effect to the sale of all 5,000,000 Put Shares at a purchase price of $2.00 per share, and after deducting estimated offering expenses of $36,626 payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $26,555,784, or $0.60 per share. This represents an immediate increase in net tangible book value of $0.18 per share to our existing stockholders and an immediate dilution of $1.40 per share to investors purchasing Put Shares in this offering at the purchase price of $2.00 per share. The dilution described in this section does not include the potential issuance of 275,000 Warrant Shares upon the exercise of the Warrant, and such issuance may cause further dilution.

The following table illustrates this per share dilution based on shares outstanding as of June 30, 2026:

Purchase price per Put Share	$2.00
Net tangible book value per share as of June 30, 2026, before giving effect to this offering	$0.42
Increase in net tangible book value per share attributable to new investors in this offering	$0.18
As adjusted net tangible book value per share	$0.60
Dilution in net tangible book value per common share to new investors in this offering	$1.40

The above table and discussion excludes 1,263,247 shares of Common Stock issued after June 30, 2026 through October 13, 2026, consisting of:

●	946,457 shares of Common Stock issued upon conversion of $1,725,000 of the balance of the February Streeterville Note;

●	215,226 shares of Common Stock issued upon conversion of $291,254 of the balances of promissory notes held by 1800 Diagonal;

●	26,564 shares of Common Stock issued under our at-the-market offering; and

●	75,000 commitment shares of Common Stock issued to Dune.

The above table and discussion also exclude the shares of Common Stock issuable as described under “The Offering” above.

S-18

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of Common Stock. This section of the prospectus supplement replaces and supersedes in its entirety the section titled “Description of Common Stock” in the accompanying base prospectus to reflect the adoption of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”).

This prospectus supplement describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our Articles of Incorporation, our Bylaws and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”). The description below is based on and is qualified in its entirety by reference to Articles of Incorporation, Bylaws and the Certificate of Designation. See “Where To Find Additional Information” for information on how to obtain documents from us, including our Articles of Incorporation, Bylaws and the Certificate of Designation.

General

We have authorized capital stock consisting of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

As of October 13, 2026, there were 40,515,433 shares of our Common Stock issued and outstanding held by 896 stockholders of record.

Common Stock

The following summarizes our Common Stock’s material rights and restrictions. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this registration statement.

Dividends. Subject to the rights of holders of any preferred stock having a preference as to dividends, holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of assets legally available therefor.

Voting. Each share of Common Stock entitles its holder to one vote. Holders of Common Stock do not have cumulative voting rights.

Liquidation. Upon our liquidation, dissolution or winding up, subject to the prior rights of holders of preferred stock, holders of Common Stock share equally and ratably in our assets available for distribution after giving effect to any liquidation preference of outstanding preferred stock. A merger, conversion, exchange or consolidation, or a sale of all or part of our assets that does not in fact result in our liquidation, is not deemed a liquidation. Other Rights. Holders of Common Stock have no conversion, redemption or preemptive rights. Fully paid shares of our capital stock are not assessable.

Under our Bylaws, holders of a majority of the voting power, present in person, by remote communication or by proxy, constitute a quorum at a meeting of stockholders. Unless a different proportion is required by our Articles of Incorporation, our Bylaws or the NRS, if a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against it, and directors are elected by a plurality of the votes cast. Any action that may be taken at a meeting of stockholders may instead be taken without a meeting by written consent of stockholders holding a majority of our voting power (or, if different, the proportion required to take the action at a meeting). Because our Chief Executive Officer holds a majority of our voting power, he is able to approve matters by written consent without a meeting or a vote of our other stockholders.

S-19

Board of Directors

Our Articles of Incorporation provide that our Board of Directors will consist of not less than one nor more than thirteen directors, with the exact number fixed by the Board of Directors. Our board is not classified; all directors are elected at each annual meeting to serve until the next annual meeting and until their successors are elected and qualified. Directors may be removed only for cause, as defined in our Articles of Incorporation, and only by the affirmative vote of the holders of at least 66⅔% of the outstanding shares entitled to vote generally in the election of directors. Vacancies, including newly created directorships, may be filled only by a majority of the remaining directors, even if less than a quorum, and stockholders have no right to fill vacancies.

The Board of Directors is authorized, without further stockholder action, to issue preferred stock from time to time in one or more series and to fix the number of shares, designations, powers, privileges, preferences and rights, and the qualifications, limitations and restrictions, of each series, to the fullest extent permitted by the NRS. Unless prohibited by the resolution establishing a series, the Board of Directors may increase or decrease (but not below the number of shares then outstanding) the number of shares of any series after its issuance.to fix the number of shares of any preferred stock series and determine the designation of any such series. The Board of Directors is also authorized to determine or alter rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors initially fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series after the issue of shares of that series.

Anti-Takeover Provisions

Certain provisions of our Articles of Incorporation, our Bylaws and Nevada law could discourage, delay or prevent a change in control of the Company. In addition to the director removal and vacancy provisions described above, these include: (i) our election to be governed by Nevada’s control share acquisition statute (NRS 78.378 through 78.3793), under which a person who acquires control shares has voting rights for those shares only to the extent approved by our stockholders, and by Nevada’s business combination statute (NRS 78.411 through 78.444), which restricts combinations with interested stockholders; (ii) the exclusive power of our Board of Directors to adopt, amend or repeal our Bylaws; (iii) the requirement that special meetings of stockholders may be called only by our Board of Directors, the Chairman of the Board or our Chief Executive Officer, and not by stockholders; (iv) advance notice and detailed information requirements for stockholder nominations of directors, including compliance with Rule 14a-19 under the Exchange Act; and (v) the ability of our Board of Directors to issue preferred stock with terms it determines without stockholder approval.

Exclusive Forum

Our Articles of Incorporation provide that the state or federal courts located in Washoe County, Nevada are the sole and exclusive forum for (i) any derivative action brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action against us arising under the NRS, our Articles of Incorporation or our Bylaws, and (iv) any action against us governed by the internal affairs doctrine. Any person acquiring an interest in our capital stock is deemed to have notice of and consented to this provision. The provision does not expressly exclude claims under the Securities Act or the Exchange Act. Section 27 of the Exchange Act gives federal courts exclusive jurisdiction over suits to enforce Exchange Act duties or liabilities, and Section 22 of the Securities Act gives federal and state courts concurrent jurisdiction over Securities Act claims; accordingly, there is uncertainty as to whether a court would enforce the provision as to such claims, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable.

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Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provide that the liability of our directors and officers is eliminated or limited to the fullest extent permitted by the NRS. They also require us to advance expenses incurred by directors and officers in defending proceedings arising from their service, upon receipt of an undertaking to repay if it is ultimately determined that they are not entitled to indemnification, and to indemnify directors and officers who are successful on the merits, except that no director or officer may be indemnified for expenses incurred in his or her capacity as a stockholder. Our Bylaws permit us, to the extent permitted by the NRS, to indemnify our directors, officers, employees and agents in third-party actions and actions by or in the right of the Company, and require indemnification for expenses of any such person who is successful in the defense of such a proceeding. These rights are not exclusive of other rights under any agreement, vote of stockholders or directors, or otherwise.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our amended and restated Articles of Incorporation provide that we will indemnify our directors, officers, employees and agents fully, or if not possible, partially, permitted by the provisions of the NRS.

Listing

Our Common Stock is currently listed on Nasdaq under the symbol “GOAI.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598Equiniti Trust Company LLC.

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PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement, the accompanying base prospectus and the Purchase Agreement, we are offering to the Investor up to 5,275,000 shares of our Common Stock, consisting of (i) up to 5,000,000 Put Shares and (ii) 275,000 Warrant Shares.

We will issue the Put Shares to the Investor upon delivery of a Put Notice by us and the payment by the Investor for these Put Shares, all in accordance with the terms of the Purchase Agreement. We will issue the Warrant Shares upon exercise of the Warrant by the Investor. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by the Investor to the public.

Resale by the Investor

The Investor may, from time to time, sell, transfer or otherwise dispose of any or all of the Put Shares and Warrant Shares it acquires from us. It may do so on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which our Common Stock is then traded, or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The Investor may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	“at the market” offerings, as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market for our Common Stock;

●	privately negotiated transactions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Put Shares and the Warrant Shares. We have issued the Warrant to the Investor as consideration for its commitment to purchase Put Shares under the Purchase Agreement. The Warrant, the Warrant Shares and any profits the Investor realizes on the resale of the Put Shares or the Warrant Shares are deemed to be underwriting compensation. The Investor will be subject to the prospectus delivery requirements of the Securities Act.

Broker-dealers engaged by the Investor may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Investor or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Investor does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any broker-dealer that participates in a distribution of the shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any commissions or discounts it receives, and any profit on its resale of the shares, may be deemed to be underwriting commissions or discounts under the Securities Act.

The Investor has informed us that each broker-dealer it may engage to effect resales of the shares will be a registered broker-dealer under the Exchange Act and a FINRA member. The Investor has also informed us that it has no agreement or understanding, directly or indirectly, with any person to distribute the shares.

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The Investor has agreed that neither it, nor any of its affiliate acting on its behalf, will execute any “short sales” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) (“Short Sale”) during the period from the date of the Purchase Agreement to the end of the Commitment Period under the Purchase Agreement. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale.

We have advised the Investor that it is required to comply with Regulation M under the Exchange Act. With certain exceptions, Regulation M precludes the Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

We will bear all costs, expenses and fees in connection with the registration of the shares under the registration statement of which this prospectus supplement forms a part. The Investor will bear all commissions and discounts, if any, attributable to its sales of shares. We have agreed to indemnify the Investor and certain other persons against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act. If such indemnification is unavailable, we have agreed to contribute amounts required to be paid in respect of such liabilities.

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC, with an address at 18 Lafayette Place Woodmere, New York 11598. Their telephone number is (212) 828-8436.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “GOAI.”

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed on to us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of the Company as of December 31, 2025 and 2024, incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Lao Professionals, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly, and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.eva.live, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the Common Stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about the Common Stock and us we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents, which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026.
●	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 15, 2026, and for the three months ended June 30, 2026, filed with the SEC on August 3, 2026.
●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 27, 2026, and as it may be further amended from time to time.
●	Our Current Reports on Form 8-K filed with the SEC on January 27, 2026, February 3, 2026, February 4, 2026, February 10, 2026, February 18, 2026, February 24, 2026, February 25, 2026, March 30, 2026, April 14, 2026, April 28, 2026, May 27, 2026, June 5, 2026, June 10, 2026, June 12, 2026, June 17, 2026, July 23, 2026, August 11, 2026, August 20, 2026, September 23, 2026, September 29, 2026, and October 8, 2026.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

Eva Live Inc.

8488 Rozita Lee Ave Building 3

Las Vegas, NV 89113

Tel: (310) 229-5981

Website: www.eva.live

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

● Shares of our common stock, $0.0001 par value per share, or our common stock;

● Shares of our preferred stock, $0.0001 par value per share, or our preferred stock;

● Depositary shares representing our preferred stock, or depositary shares;

● Warrants to purchase our common stock, preferred stock or depositary shares;

● Rights to purchase our common stock or preferred stock; and

● Units comprised of shares of our common stock, shares of preferred stock, warrants or rights in any combination and in one or more series

We refer to our common stock, preferred stock, depositary shares, warrants, units and rights registered hereunder collectively as the “securities.” We may offer these securities with an aggregate public offering price of up to $250,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. The aggregate initial offering price of all securities we offer under this prospectus will not exceed $250,000,000.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers or through any combination of these methods. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 13. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “GOAI.” On March 17, 2026, the closing price of our common stock was $4.32 per share.

See “Risk Factors” beginning on page 5 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Eva Live Inc., a Nevada corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, filed as part of a registration statement on Form S-3 (“Form S-3”), and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:

● estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;

● the implementation of our business model and strategic plans for our products and technologies;

● competitive companies and technologies and our industry;

● our ability to develop and commercialize new products;

● our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;

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● our ability to hire and retain key personnel and to manage our future growth effectively;

● our ability to obtain additional financing in future offerings;

● our expectations regarding use of proceeds from this offering;

● the potential effects of government regulation; and

● our expectations about market trends.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed in this prospectus under the heading “Risk Factors” and in other documents that we file from time to time with the SEC.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those those discussed in this prospectus under the heading “Risk Factors.”

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition or operating results. This prospectus, and the documents incorporated by reference in this prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus is generally reliable, such information is inherently imprecise.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

OUR COMPANY

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

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On September 28, 2021 (the “Acquisition Date”), the Company merged into EvaMedia Corp. (“EvaMedia”). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only board member of the Company.

We deemed EvaMedia as an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization.

On September 9, 2021, the Company completed a reverse split in the amount of 1-for-150, changed the Company’s name to Eva Live Inc., changed the Company’s trading symbol from “MLWN” to “GOAI,” and executed an Acquisition Agreement resulting in a change of control of the Company. On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI”.

We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

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Corporate Information

The Company’s principal office is 8488 Rozita Lee Ave Building 3, Las Vegas, NV 89113. Our telephone number is (310) 229-5981, and our corporate website is www.eva.live. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

Going Concern

Although our financial statements have been prepared on a going concern basis, we must raise additional capital in order to continue as a going concern. See “Risk Factors – Risks Related to the Company - There is doubt that the Company can continue as a “going concern” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that generally apply to public companies. These provisions include:

●	an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal controls over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about the Company’s executive compensation arrangements; and

●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of some, but not all, available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies where you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period to comply with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to refrain from availing ourselves of the delayed adoption of new or revised accounting standards. Therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

As amended, we are also a “smaller reporting company” defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. We may remain a smaller reporting company until we have a non-affiliate public float above $250 million and annual revenues above $100 million or a non-affiliate public float above $700 million and annual revenues less than $100 million, each as determined yearly. Even after we no longer qualify as an emerging growth company, we may still be eligible as a smaller reporting company, allowing us to take advantage of many of the same exemptions from disclosure requirements.

For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors – Risks Related to the Company - “As an “emerging growth company” under the JOBS act, we can rely on exemptions from certain disclosure requirements” on page of this prospectus.

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RISK FACTORS

You should consider carefully the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, together with all of the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus to potentially fund business acquisitions and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities. Further details regarding the use of the net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF COMMON STOCK

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our certificate of incorporation, as amended. referred to herein as our certificate of incorporation, and bylaws, as amended, referred to herein as our bylaws. The description below is based on and is qualified in its entirety by reference to our certificate of incorporation and bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. See “Where To Find Additional Information” for information on how to obtain documents from us, including our certificate of incorporation and bylaws.

General

We have authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock.

As of March 17, 2026, there were 31,485,389 shares of our common stock issued and outstanding held by 906 stockholders of record.

Common Stock

The following summarizes our common stock’s material rights and restrictions. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this registration statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available, therefore, when, as, and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess votes cast for one candidate over another. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

The Board of Directors is authorized to fix the number of shares of any preferred stock series and determine the designation of any such series. The Board of Directors is also authorized to determine or alter rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors initially fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series after the issue of shares of that series.

Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

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NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation provide that we will indemnify our directors, officers, employees and agents fully, or if not possible, partially, permitted by the provisions of the NRS.

Listing

Our common stock is currently listed on Nasdaq under the symbol “GOAI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company LLC.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.

General

Our Certificate of Incorporation provides that we may issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share. Our Certificate of Incorporation authorizes our Board to increase or decrease the number of authorized shares without stockholder approval. As of February 13, 2026, no shares of our preferred stock were issued and outstanding.

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Subject to the limitations prescribed by Nevada law and our Certificate of Incorporation and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or a duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

● the title and stated value of such preferred stock;

● the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

● the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

● whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

● the procedures for any auction and remarketing, if any, for such preferred stock;

● the provisions for a sinking fund, if any, for such preferred stock;

● the provisions for redemption, if applicable, of such preferred stock;

● any listing of such preferred stock on any securities exchange;

● the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

● a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

● any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

● any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.

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Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

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Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. The deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

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Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if either party is prevented from or delayed in performing its obligations under the deposit agreement by law or any circumstances beyond its control. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

● the title and issuer of such warrants;

● the aggregate number of such warrants;

● the price or prices at which such warrants will be issued;

● the currencies in which the price or prices of such warrants may be payable;

● the designation, amount and terms of the securities purchasable upon exercise of such warrants;

● the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

● if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

● the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

● the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

● the minimum or maximum amount of such warrants which may be exercised at any one time;

● information with respect to book-entry procedures, if any;

● a discussion of material U.S. federal income tax considerations; and

● any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:

● the date for determining the stockholders entitled to the rights distribution;

● the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

● the aggregate number of rights being issued;

● the date, if any, on and after which such rights may be transferable separately;

● the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

● a discussion of material U.S. federal income tax considerations; and

● any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange, listing, transferability and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or rights, or any combination of such securities, including guarantees of any securities.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

● the terms of the units and of any of the common stock, preferred stock, warrants, rights and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

● a description of the terms of any unit agreement governing the units; and

● a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents or through any combination of these methods. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The securities offered pursuant to this prospectus, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares. Those “at-the-market” offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

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In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the Nasdaq under the symbol “GOAI.” Any securities that we issue, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2025 and December 31, 2024 incorporated by reference into this prospectus have been audited by Lao Professionals, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern).

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.gnln.com. You should not consider information on our website to be part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026;

● The description of our common stock contained in our Registration Statement on Form 8-A filed on January 27, 2026, and as it may further be amended from time to time.

● our Current Reports on Form 8-K filed with the SEC on January 27, 2026, February 3, 2026, February 4, 2026, February 10, 2026, February 18, 2026, February 24, 2026, and February 25, 2026.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Greenlane Holdings, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Eva Live Inc.

2029 Century Park East, Suite # 400N

Los Angeles, CA 90067

Tel: (424) 202-3603

Website: www.eva.live

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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Up to 5,275,000 shares of Common Stock

Prospectus Supplement

October 19, 2026